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                    AMENDMENT TO EXPENSE LIMITATION AGREEMENT

        AMENDMENT TO EXPENSE LIMITATION AGREEMENT (the "Amendment"), effective as of February 11, 2003, by and between William Blair & Company, L.L.C., an Illinois limited liability company (the "Adviser") and William Blair Funds (the "Trust"), on behalf of the William Blair Tax-Managed Growth Fund series of the Trust (the "Fund").

        WHEREAS, the Trust and the Adviser have entered into an Expense Limitation Agreement dated December 15, 1999 ("Expense Limitation Agreement");

        WHEREAS, the Trust and the Adviser desire to change the Operating Expense Limit from 1.11% to 1.30% for the period May 1, 2003 to April 30, 2004;

        NOW THEREFORE, the parties hereto agree that Section 1.2 of the Expense Limitation Agreement is hereby amended and restated to read as follows:

        "2.     OPERATING EXPENSE LIMIT.

                The Operating Expense Limit for the period May 1, 2003 to April 30, 2004 shall be 1.30% (annualized) of the average daily net assets of the Fund for its Class I shares. For the Fund's Class A, B, C and N shares, the Operating Expense Limit shall be 1.30% plus any shareholder/distribution service fees under Rule 12b-1 and/or shareholder service fees as described in the then current registration statement offering shares of the Fund."

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                               WILLIAM BLAIR FUNDS


                                               By: /s/ Marco Hanig
                                                  ------------------------------
                                                  Name:  Marco Hanig
                                                  Title: President

                                               WILLIAM BLAIR & COMPANY, L.L.C.


                                               By: /s/ Timothy Burke
                                                  ------------------------------
                                                  Name:  Timothy Burke
                                                  Title: Principal